UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2017
Medizone International, Inc.
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (IRS Employer Identification No.)
350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007
(Address of principal executive offices, Zip Code)
Registrant’s telephone number, including area code: (269) 202-5020
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of new Principal Operating Officer;
On October 31, 2017, Medizone International, Inc., a Nevada corporation (the “Company” or “Medizone”), entered into an agreement with Philip A. Theodore, age 64, confirming his appointment and employment as Executive Vice President, Operations and Administration, General Counsel and Corporate Secretary, effective November 1, 2017.  Mr. Theodore’s appointment was announced on October 31, 2017 by the issuance of a press release.  A copy of the press release announcing Mr. Theodore’s appointment is included as Exhibit 99.1 to this Current Report on Form 8-K.
Mr. Theodore is a graduate of the University of Cincinnati College of Law, and holds a B.A. (Political Science) from the University of Tennessee at Chattanooga.  Before joining Medizone, Mr. Theodore served in similar roles with four other public companies, serving most recently as Vice President, Chief Administrative Office, General Counsel and Corporate Secretary of Aeterna Zentaris, Inc. from October 2014 through July 2017.  Prior to joining Aeterna Zentaris, he served as Vice President, General Counsel and Corporate Secretary of Zep Inc. from July 2010 through September 2014; as Senior Vice President and General Counsel of John H. Harland Company, from September 2006 to September 2007; and as Vice President, General Counsel and Corporate Secretary of Serologicals Corporation from 2004 through August 2006.  Mr. Theodore was a partner in the corporate practice of King & Spalding, LLP, an Atlanta-based law firm, from 1986 through 2003.
(e) Compensation Agreements
Employment Agreement
The Company and Mr. Theodore entered into an employment agreement (Executive Employment Agreement”) which provides for the following:
Initial Base Salary - $175,000 per year and
Annual Incentive Plan Performance Bonus -- annual performance bonus under an executive annual incentive plan with an initial target of 45% of annual base salary.
Bonus payments will be payable upon achievement of targets established by the Board of Directors: (A) operating capital at levels to be determined by the Board; (B) U.S. commercial market penetration of AsepticSure®; and (C) milestones related to building and scaling commercial operations, including recruiting of experienced personnel to lead commercialization in the U.S. market.

Equity Incentive - (A) Signing Bonus: Mr. Theodore will be granted 300,000 shares of restricted stock upon his appointment as Executive Vice President, Operations and Administration, and (B) Incentive Bonus: Mr. Theodore will be granted 300,000 shares of restricted stock that will vest upon successful commercialization of AsepticSure in the U.S. market at levels to be determined by the Board of Directors;

Health Benefits - Traditional plan benefits as provided by the Company to other executive employees
The Company has also agreed to a change of control provision that will pay severance compensation to Mr. Theodore in the event his employment is terminated without cause or for good reason (as defined in the agreement) following a change of control.
Except for the foregoing agreements, there are no arrangements or understandings with the Company pursuant to which Mr. Theodore was appointed as its Executive Vice President, Operations and Administration. There are no family relationships between Mr. Theodore and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer.
Additionally, on November 1, 2017 the Company amended the employment agreement with Stephanie L. Sorensen, Chief Financial Officer, by adding the same change of control provision as was extended to Mr. Theodore, to her current employment agreement.

Item 8.01 Other Events
The Company incorporates by reference herein the Press Release (attached as Exhibit 99.1) announcing the executive officer changes set forth in Item 5.02 above.
On November 1, 2017, the Company issued a press release announcing that the Company had entered into an exclusive product supply and license agreement with Innovasource, a leading manufacturer of cleaning, deodorizing, and disinfecting products. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.
Also, on October 30, 2017, the Company issued a press release announcing that the Company had entered into a distribution agreement in the Nordic region with Aglon a/s. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description

10.1	Employment Agreement between Medizone International, Inc. and Philip A. Theodore dated as of November 1, 2017
10.2	Addendum to Employment Agreement between Medizone International and Philip A. Theodore dated as of November 1, 2017
10.3	Addendum to Employment Agreement between Medizone International and Stephanie L. Sorensen dated as of November 1, 2017
99.1	Press Release dated October 31, 2017
99.2	Press Release dated November 1, 2017
99.3	Press Release dated October 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

By:	/s/ David A. Dodd
David A. Dodd Chief Executive Officer

Date: November 3, 2017